EXHIBIT 99.1

Profound Medical Reports Strong Preliminary Third Quarter 2026 Revenue

Anticipates Q3-2026 revenue of $9.8 million to $10.0 million, exceeding Bloomberg analyst consensus by approximately 45% to 47%

TORONTO, Oct. 07, 2026 (GLOBE NEWSWIRE) -- Profound Medical Corp. (NASDAQ:PROF; TSX:PRN) (“Profound” or the “Company”), a commercial-stage medical device company that develops and markets innovative interventional MRI (iMRI) procedures, today announced preliminary unaudited revenues for the third quarter ended September 30, 2026. Unless specified otherwise, all amounts in this press release are expressed in U.S. dollars.

Based on these preliminary results, the Company expects to report record-breaking quarterly revenue that is above current Wall Street expectations.

Preliminary Financial Highlights:

  Total Revenue: Expected to be in the range of $9.8 million to $10.0 million.

  Year-over-Year Growth: Expected to increase approximately 85% to 89% compared with $5.3 million in the third quarter of 2025.

  Sequential Quarter-over-Quarter Growth: Expected to increase approximately 292% to 300% compared with $2.5 million in the second quarter of 2026.

  Versus Consensus: Expected revenue is approximately 45% to 47% above the Bloomberg mean analyst consensus of $6.78 million.1

  Gross Margin: Q3-2026 gross margin is again expected to exceed 70%, reflecting continued progress in the Company’s commercial operations and scale.

“The significant increase in revenue we expect to report this quarter represents a historic milestone for Profound, reflecting the strong commercial momentum building behind our technology,” said Arun Menawat, Profound’s CEO and Chairman. “The expected year-over-year and sequential growth in the third quarter reflects increased commercial activity across our installed base and new customer accounts.”

Dr. Menawat continued, “With preliminary revenue of approximately $9.8 million to $10.0 million and gross margin expected to exceed 70%, we believe the third quarter represents an important step in the continued expansion of our commercial business. We remain focused on supporting customer adoption, increasing utilization of our installed base, and building a profitable growth company over the long-term.”

These figures are preliminary and unaudited, and actual revenues may differ. In addition, consensus estimates are based on the work of third-party analysts, and the Company does not endorse, adopt, or control them. Profound intends to report full third quarter 2026 financial results after market close on Thursday, November 5th and will host a conference call at 4:30 p.m. ET to review the financial results and discuss business developments in the period.

Third Quarter 2026 Results Conference Call Details:

Date: Thursday, November 5, 2026

Time: 4:30 p.m. ET

Live Call Registration: https://register-conf.media-server.com/register/BI38c9375e5dd147bc971da6a4bb029d8c

The call will also be broadcast live and archived on the Company's website in the Investors section here.

Source

1 As compared to the Bloomberg consensus estimate compiled as of October 7, 2026 at 9:02 a.m. ET.

About Profound Medical Corp.

Profound is a commercial-stage medical device company and an innovator in interventional MRI (iMRI) procedures. The company’s flagship platform, TULSA-PRO®, enables MRI-guided, incision-free prostate ablation. Physicians use the TULSA Procedure™ to see, ablate, and confirm therapy in real time, supporting personalized treatment strategies across the continuum of prostate care—from whole-gland to subtotal, hemi, multifocal, and focal treatment. This approach enables individualized care using prostate tissue ablation, while minimizing the potential of the side effects that are typically associated with surgery or radiation, such as urinary incontinence and/or erectile dysfunction.

Profound also commercializes Sonalleve®, an MRI-guided therapy that provides a non-surgical treatment option for pain palliation of bone metastases, desmoid tumors, and osteoid osteoma, as well as for common gynecologic conditions including uterine fibroids and adenomyosis. Sonalleve delivers targeted therapy with no incisions, no blood loss during the procedure, no overnight hospital stay, and faster recovery — and, in gynecologic applications, enables uterine-sparing treatment that may help preserve fertility. Profound is also exploring additional clinical applications for Sonalleve, including non-invasive ablation of abdominal cancers and hyperthermia-based cancer therapies.

Profound Medical’s technologies are approved across major global markets. TULSA-PRO is cleared by the FDA in the United States for transurethral ultrasound ablation (TULSA) of prostate tissue. In addition, TULSA-PRO is cleared for use in various jurisdictions including Europe, Canada, Saudi Arabia, India, Australia/New Zealand, and the UAE. Sonalleve is approved by the FDA as HDE in the United States for the treatment of osteoid osteomas in the extremities. Sonalleve is also cleared or approved in the Europe, Canada, China, and Saudi Arabia.

Through real-time MRI guidance and data-driven innovation, Profound is advancing the future of MRI-guided therapy — expanding access to precise, personalized, and incision-free treatment options worldwide.

Forward-Looking Statements

This release includes forward-looking statements regarding Profound and its business which may include, but is not limited to, the expectations regarding the efficacy of Profound’s technologies for disease conditions requiring MR-Guided ablation procedures for prostate, uterine fibroids, adenomyosis, palliative pain treatment, desmoid tumors, and osteoid osteoma; Profound’s preliminary unaudited third quarter 2026 revenues and gross margin; expectations for future revenues/financial results; and the success of Profound’s commercialization strategy and activities for TULSA-PRO® and Sonalleve®. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "is expected", "expects", "scheduled", "intends", "contemplates", "anticipates", "believes", "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations of the management of Profound. The forward-looking events and circumstances discussed in this release, may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks regarding the medical device industry, regulatory approvals, reimbursement, economic factors, the equity markets generally and risks associated with growth and competition. Although Profound has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Other factors and risks that may cause actual results to differ materially from those set out in the forward-looking statements are described in Profound's Annual Report on Form 10-K and other filings made with U.S. and Canadian securities regulators, available at www.sedarplus.com and www.sec.gov. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Profound undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, other than as required by law.

Financial Outlook

This press release contains a financial outlook within the meaning of applicable securities laws. The financial outlook has been prepared by management of the Company to provide an outlook for the Company’s forecasted revenue for the three months ended September 30, 2026, and may not be appropriate for any other purpose. The financial outlook has been prepared based on a number of assumptions, including the assumptions discussed under the heading “Forward-Looking Statements” herein. The actual results of the Company’s operations for any period may vary from the amounts set forth in these projections, and such variations may be material. The Company and its management believe that the financial outlook has been prepared on a reasonable basis. However, because this information is highly subjective and subject to numerous risks, including the risks discussed under the heading “Forward-Looking Statements” herein, it should not be relied on as necessarily indicative of future results.

For further information, please contact:

Stephen Kilmer
Investor Relations
skilmer@profoundmedical.com
T: 647.872.4849